Exhibit 99.1
-For Immediate Release -
Contact Information:

IR Agency Contact:
RAE Systems	Lippert/Heilshorn & Associates, Inc.
Investor Relations	Becky Herrick
408-952-8449	415-433-3777
investorrelations@raesystems.com	bherrick@lhai.com
RAE Systems Announces First Quarter 2010 Results
— Reports revenue of $18.8 million and gross margin of 54% —
SAN JOSE, Calif. — May 5, 2010 –RAE Systems Inc. (NYSE AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental, and government safety markets worldwide, reported financial results and business highlights for the first quarter ended March 31, 2010.
First Quarter 2010 Financial Results
For the first quarter of 2010, RAE Systems reported revenue of $18.8 million, compared with $19.1 million in the same quarter in 2009. For the first quarter of 2010, Americas contributed 44% of total revenue; Asia contributed 37%; and Europe contributed 19%. Gross margin for the first quarter of 2010 was 54%, compared with 49% for the first quarter of 2009, reflecting a favorable product mix that included an increase in the sales of multi-gas products, sensors and accessories. The net loss for the first quarter of 2010 was $364,000, or $0.01 per share, compared with a net loss of $988,000, or $0.02 per share, for the first quarter of 2009.
“We have positioned RAE Systems to be a leading innovator of safety and security products to deliver wireless real-time data enabling our customers to make better decisions faster,” said Robert Chen, RAE Systems president and chief executive officer. “For example, we previewed ProRAE Guardian, an advanced generation virtual command center for intelligent wireless monitoring at a recent first responder trade show. We continue to expand our target market, and with our suite of wireless and compliance products we are well positioned to benefit from an improving global economy.”

-For Immediate Release -
“We are encouraged by our first quarter performance. We achieved the second highest first quarter revenue in the company’s history and our highest gross margin in the last four quarters. We are reaffirming our 2010 guidance for full year revenue to be in the range of $83 million to $85 million and we expect a small net loss for the year,” concluded Chen.
First Quarter 2010 Business Highlights
•	Delivered orders for MultiRAE Plus to the U.S. military for aviation safety.

•	Sold single and multi-gas monitors into the Middle East for oil production operations.

•	First responders continued to purchase AreaRAE and AreaRAE Gamma Rapid Deployment Kits.

•	Several gas and electric utility companies standardized on QRAE II, 4-gas monitors.

•	Continued to sell gas detection products to steel mills, petrochemical plants and for environmental remediation projects in China.

•	Deployed AreaRAE wireless monitors at key public events including the Super Bowl, NBA All Star Game and the Vancouver Winter Olympics.
About RAE Systems
RAE Systems is a leading global provider of rapidly deployable connected, intelligent gas detection systems that enable real-time safety and security threat detection. RAE Systems products are used in more than 95 countries by many of the world’s leading corporations and government agencies.
RAE Systems offers a full line of wirelessly enabled solutions including personal, hand-held, transportable, and fixed instruments designed to meet the needs of any usage scenario. Applications include energy production, refining, industrial and environmental safety, public venue safety and government first responder markets.
For more information about RAE Systems, please visit raesystems.com.
Safe Harbor Statement
This press release may contain “forward-looking” statements, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, without limitation: expressions of “belief,” “anticipation,” or “expectations” of management; statements as to industry trends or future results of operations of RAE Systems and its subsidiaries; and other statements that are not historical fact. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, the general economic and industry factors, the resolution of issues associated with the Company’s Foreign Corrupt Practices Act,

-For Immediate Release -
investigation and receptiveness of the market to RAE Systems and its products. In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and Form 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.
[Tables to Follow]

RAE Systems Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and par value data)
(unaudited)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$18,351	$18,528
Restricted cash	2,146	2,146
Trade notes receivable	1,998	2,039
Accounts receivable, net of allowances of $5,413 and $5,380, respectively	17,762	19,428
Accounts receivable from affiliate	235	322
Inventories	12,325	12,068
Prepaid expenses and other current assets	3,778	3,983
Income taxes receivable	659	659

Total current assets	57,254	59,173

Property and equipment, net	16,022	15,590
Intangible assets, net	2,202	2,428
Investments in unconsolidated affiliates	306	358
Other assets	552	1,325

Total assets	$76,336	$78,874

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,842	$6,454
Accounts payable to affiliate	47	92
Bank lines of credit	4,020	4,026
Accrued liabilities	14,388	15,753
Notes payable to related parties, current	380	370
Income taxes payable	310	199
Deferred revenue, current	492	603

Total current liabilities	25,479	27,497

Deferred revenue, non-current	554	615
Deferred tax liabilities, non-current	156	156
Long-term debt	1,463	1,463
Deferred gain on sale of real estate, non-current	4,285	4,444
Other long-term liabilities	832	781
Notes payable to related parties, non-current	361	363

Total liabilities	33,130	35,319

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock, $0.001 par value, 200,000,000 shares authorized; 59,438,328 and 59,438,328 shares issued and outstanding, respectively	59	59
Additional paid-in capital	64,186	63,832
Accumulated other comprehensive income	6,549	6,844
Accumulated deficit	(32,070)	(31,706)

Total RAE Systems Inc. shareholders’ equity	38,724	39,029
Noncontrolling interest	4,482	4,526

Total shareholders’ equity	43,206	43,555

Total liabilities and shareholders’ equity	$76,336	$78,874

RAE Systems Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share data)
(unaudited)

	Three Months Ended
	March 31,
	2010	2009
Net sales	$18,795	$19,113
Cost of sales	8,606	9,783

Gross profit	10,189	9,330

Operating expenses:
Sales and marketing	4,658	4,382
Research and development	1,687	1,595
General and administrative	4,098	4,413

Total operating expenses	10,443	10,390

Operating loss	(254)	(1,060)
Other income (expense):
Interest income	23	9
Interest expense	(51)	(145)
Other, net	54	(61)
Equity in loss of unconsolidated affiliate	(51)	(67)

Loss before income taxes	(279)	(1,324)
Income tax (expense) benefit	(129)	41

Net loss	(408)	(1,283)
Net loss attributable to the noncontrolling interest	44	295

Net loss attributable to RAE Systems Inc.	$(364)	$(988)

Net loss per share-basic and diluted	$(0.01)	$(0.02)

Weighted average common shares outstanding-basic and diluted	59,405	59,343

The following table sets forth the components of our Condensed Consolidated Statements of Operations as a percentage of net sales:

	Three Months Ended
	March 31,
	2010	2009
Net sales	100%	100%
Cost of sales	46%	51%

Gross profit	54%	49%

Operating expenses:
Sales and marketing	24%	23%
Research and development	9%	9%
General and administrative	22%	23%

Total operating expenses	55%	55%

Operating loss	-1%	-6%
Other income (expense):
Interest income	0%	0%
Interest expense	0%	-1%
Other, net	0%	0%
Equity in loss of unconsolidated affiliate	0%	0%

Loss before income taxes	-1%	-7%
Income tax (expense) benefit	-1%	0%

Net loss	-2%	-7%
Net loss attributable to the noncontrolling interest	0%	2%

Net loss attributable to RAE Systems Inc.	-2%	-5%